Exhibit 3b

                            Form of Dealer Agreement

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[ Phoenix logo goes here ]                       BROKER-DEALER VARIABLE CONTRACT
                                               SUPERVISORY AND SERVICE AGREEMENT
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Phoenix Equity Planning Corporation ("PEPCO"), the master servicer and distributor for the Contracts hereunder described and the undersigned broker-dealer (the "Broker-Dealer"), enter into this Agreement as of the date indicated, for the purpose of appointing the Broker-Dealer to perform the services hereunder described, subject to the following provisions:

1. Except as provided below, PEPCO hereby appoints the Broker-Dealer to provide sales assistance with respect to, and to cause applications to be solicited for the purchase of variable annuity contracts and/or variable life policies issued by Phoenix Home Life Mutual Insurance Company, Phoenix Life and Annuity Company and/or PHL Variable Insurance Company (the "Insurer") through Separate Accounts including the Phoenix Home Life Variable Accumulation Account, Phoenix Home Life Variable Universal Life Account, Phoenix Life and Annuity Variable Universal Life Account and PHL Variable Accumulation Account and listed on Schedules A1, A2, B and C. Broker-Dealer accepts such appointment and agrees to use its best efforts to provide sales assistance to producers of the Insurer and to cause applications for the purchase of contracts and/or policies to be solicited by such producers. Broker-Dealer agrees to pay a commission to such producers.

2. The Broker-Dealer will promptly forward to the appropriate office of Phoenix, or its authorized designee, all contract and/or policy applications along with other documents, if any, and any payments received with such applications and will have no rights of set off for any reason. Any Contract application which is rejected, together with any payment made and other documents submitted, shall be returned to the Broker-Dealer.

3. PEPCO shall pay the Broker-Dealer service payments relating to applications submitted by Broker-Dealer. The amount to be paid by PEPCO is specified on Schedule A1, A2, B and C of this Agreement. The Broker-Dealer agrees to return promptly to PEPCO, all compensation received for any Contract returned within the "free look" period as specified in the Contract.

4. The Broker-Dealer represents that it is a registered broker-dealer under the Securities Exchange Act of 1934, a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and is registered as a broker-dealer under state law to the extent required in order to provide the services described in this Agreement. Broker-Dealer agrees to abide by all rules and regulations of the NASD, including its Rules of Fair Practice, and to comply with all applicable state and federal laws and the rules and regulations of authorized regulatory agencies affecting the sale of the contracts and/or policies, including the prospectus delivery requirements under the Securities Act of 1933 for the contracts and/or policies and any underlying mutual fund. The Broker-Dealer agrees to notify PEPCO promptly of any change, termination, or suspension of its status. Broker-Dealer shall immediately notify PEPCO with respect to: i) the initiation and disposition of any form of disciplinary action by the NASD or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against Broker-Dealer or any of its employees or agents; ii) the issuance of any form of deficiency notice by the NASD or any such agency regarding Broker-Dealer's training, supervision or sales practices; and/or
    iii) the effectuation of any consensual order with respect thereto.

5. In connection with the solicitation of applications for the purchase of contracts and/or policies, Broker-Dealer agrees to indemnify and hold harmless PEPCO and the Insurer from any damage or expense as a result of:
    (a) the negligence, misconduct or wrongful act of Broker-Dealer or any employee, representative or agent of the Broker-Dealer; and/or (b) any actual or alleged violation of any securities or insurance laws, regulations or orders. Any indebtedness or obligation of the Broker-Dealer to PEPCO or the Insurer, whether arising hereunder or otherwise, and any liabilities incurred or monies paid by PEPCO or the Insurer to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of Broker-Dealer or its employees, producers, and registered representatives to comply with this Agreement, shall be set off against any compensation payable under this Agreement. Notwithstanding the foregoing, Broker-Dealer shall not indemnify and hold harmless PEPCO and the Insurer from any damage or expense on account of the negligence, misconduct or wrongful act of Broker-Dealer or any employee, representative or producer of Broker-Dealer if such negligence, misconduct or wrongful act arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in:
    (i) any registration statement, including any

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HO3272                                                                      4-97

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    prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by PEPCO or the Insurer for use in conjunction with the offer or sale of Contracts; or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any contract and/or policy under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by termination of this Agreement.

    In connection with the solicitation of applications for the purchase of contracts and/or policies, PEPCO and the Insurer agree to indemnify and hold harmless Broker-Dealer from any damage or expense on account of the negligence, misconduct or wrongful act of PEPCO or the Insurer or any employee, representative or producer of PEPCO or the Insurer, including but not limited to, any damage or expense which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by PEPCO or the Insurer for use in conjunction with the offer or sale of the contracts and/or policies; or (iii) any state registration or other document filed in any state or other jurisdiction in order to qualify any contract and/or policy under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by termination of this Agreement.

6. The Broker-Dealer will itself be, or will select persons associated with it who are, trained and qualified to solicit applications for purchase of contracts and/or policies in conformance with applicable state and federal laws. Any such persons shall be registered representatives of the Broker-Dealer in accordance with the rules of the NASD, be licensed to offer the contract and/or policy in accordance with the insurance laws of any jurisdiction in which such person solicits applications, be licensed with and appointed by the Insurer to solicit applications for the contracts and/or policies and have entered into the appropriate Variable Contracts Insurance Commission Agreement with the Insurer, if applicable. Under the Variable Contracts Insurance Commission Agreement, the Insurer will make payments to insurance producers. Broker-Dealer will train and supervise its representatives to insure that purchase of a contract and/or policy is not recommended to an applicant in the absence of reasonable grounds to believe that the purchase of a contract and/or policy is suitable for that applicant. Broker-Dealer shall pay the fees to regulatory authorities in connection with obtaining necessary securities licenses and authorizations for registered representatives to solicit applications for the purchase of contracts and/or policies. Broker-Dealer is not responsible for fees in connection with the appointment of registered representatives as insurance agents of the Insurer.

7. The activities of all producers referred to in Paragraph 6 will be under the direct supervision and control of the Broker-Dealer. The right of such producers to solicit applications for the purchase of contracts and/or policies is subject to their continued compliance with the rules and procedures which may be established by the Broker-Dealer, PEPCO or the Insurer, including those set forth in this Agreement.

8. The Broker-Dealer shall ensure that applications for the purchase of contracts and/or policies are solicited only in the states where the contracts and/or policies are qualified for sale, and only in accordance with the terms and conditions of the then current prospectus applicable to the contracts and/or policies and will make no representations not included in the prospectus, Statement of Additional Information, or in any authorized supplemental material supplied by PEPCO. With regard to the contracts and/or policies, the Broker-Dealer shall not use or permit its producers to use any sales promotion materials or any form of advertising other than that supplied or approved by PEPCO. Broker-Dealer shall ensure that the prospectus delivery requirements under the Securities Act of 1933 and all other applicable securities and insurance laws, rules and regulations are met and that delivery of any prospectus for the contracts and/or policies will be accompanied by delivery of the prospectus for the underlying mutual funds.

9. The Broker-Dealer understands and agrees that in performing the services covered by this Agreement, it is acting in the capacity of an independent contractor and not as an agent or employee of PEPCO, and that it is not authorized to act for, or make any representation on behalf of, PEPCO or the Insurer except as specified herein. Broker-Dealer understands and agrees that PEPCO shall execute telephone transfer orders only in accordance with the terms and conditions of the then current prospectus applicable to the contracts and/or policies and agrees that, in consideration for the Broker-Dealer's right to exercise the telephone transfer privilege, neither PEPCO nor the Insurer will be liable for any loss, injury or damage incurred as a result of acting upon, nor will they be held responsible for the authenticity of, any telephone instructions containing unauthorized, incorrect or incomplete information. Broker-Dealer agrees to indemnify and hold harmless PEPCO and the Insurer against any loss, injury or damage resulting from any telephone exchange instruction containing unauthorized,

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    incorrect or incomplete information received from Broker-Dealer or any of its registered representatives. (Telephone instructions are recorded on tape.)

10. This Agreement may not be assigned by the Broker-Dealer without the prior consent of PEPCO. Any party hereto may cancel this Agreement at any time upon written notice. This Agreement shall automatically terminate if the Broker-Dealer voluntarily or involuntarily ceases to be or is suspended from being, a member in good standing of the NASD. Provided further, PEPCO reserves the right to terminate this Agreement in the event that any employee or agent of Broker-Dealer is suspended, disciplined or found to be in violation of governing insurance or securities laws, rules or regulations. Furthermore, PEPCO reserves the right to revise the payments for services described in this Agreement as set forth in Paragraph 3 at any time upon the mailing of written notice to the Broker-Dealer. Failure of any party to terminate this Agreement for any of the causes set forth in this Agreement shall not constitute a waiver of the right to terminate this Agreement at a later time for any such causes.

11. This Agreement on the part of the Broker-Dealer runs to PEPCO and the Insurer and is for the benefit of and enforceable by each. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. This Agreement supersedes any agreement in effect prior to May 1, 1995. Your first contract/policy sale after receipt of this Agreement shall constitute your acceptance of its terms. If Agreement is not returned, "default" Commission Option 1 will be applied. If you do not wish to participate in solicitating applications for one of the available products, you must complete Section 12.

12. Applications for the following products will not be solicited by any representative, employee or agent of the Broker-Dealer:

     A. / /  Phoenix Home Life Mutual Insurance Company
             / /  Variable Annuities
             / /  Variable Universal Life

     B. / /  PHL Variable Insurance Company
             / /  Variable Annuities

     C. / /  Phoenix Life and Annuity Company
             / /  Variable Universal Life

Broker-Dealer Firm:

     Name of Firm: _____________________________________________________________
     By: _______________________________________________________________________
     Print Name & Title: _______________________________________________________
     Date: __________________________ NASD CRD Number __________________________

Phoenix Equity Planning Corporation
     By: _______________________________________________________________________
     Title: ____________________________________________________________________
     Date: _____________________________________________________________________

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[ Phoenix logo goes here ]

PHOENIX IS:
Phoenix Home Life Mutual Insurance Company
Phoenix Life and Annuity Company
PHL Variable Insurance Company
Phoenix Equity Planning Corporation

MAIN ADMINISTRATIVE OFFICE:
Hartford, Connecticut

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[ Phoenix logo goes here ]                     Schedule A-1 (Variable Annuities)
     Phoenix Home Life Mutual Insurance Company
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Broker-Dealer has been appointed by PEPCO to provide sales assistance to producers of Phoenix Home Life Mutual Insurance Company and to cause to be solicited applications for the purchase of the following contracts ("Contracts") issued by Phoenix Home Life Mutual Insurance Company:

THE BIG EDGE - INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS (FORM 2545) issued by the Phoenix Home Life Variable Accumulation Account of Phoenix Home Life Mutual Insurance Company. PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment equal to 5.0% of premiums paid under The Big Edge contracts.

THE BIG EDGE AND BIG EDGE PLUS - INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT (FORMS 2645 & 2646, RESPECTIVELY) issued by the Phoenix Home Life Variable Accumulation Account of Phoenix Home Life Mutual Insurance Company. PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment equal to 6.0% of premiums paid under The Big Edge contracts.

THE GROUP STRATEGIC EDGE - UNALLOCATED GROUP DEFERRED VARIABLE ANNUITY CONTRACTS (FORM GD603) issued by the Phoenix Home Life Variable Accumulation Account of Phoenix Home Life Mutual Insurance Company. PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment equal to 5% of first $20,000 of premiums paid, 4% of the next $30,000 of premiums paid, and 3.5% of such premiums paid over $50,000. Banded compensation will be processed on a calendar year basis, based upon aggregate premiums paid under the contract in that calendar year. A persistency bonus is payable on a calendar quarterly basis, beginning in the second calendar year for each contract, at an effective annual rate of .20% of net assets.

THE GROUP STRATEGIC EDGE - ALLOCATED GROUP DEFERRED VARIABLE ANNUITY CONTRACTS (FORM GD601) issued by the Phoenix Home Life Variable Accumulation Account of Phoenix Home Life Mutual Insurance Company. PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company shall pay the Broker-Dealer a service payment from one of the three Commission Options available as described below. If more than one Commission Option is chosen, Broker-Dealer agrees that its representatives may select from the specified Commissions Options at the time a Contract is purchased. Once a Commission Option has been selected it cannot be changed in the future. Broker-Dealer may also allow specified representatives to utilize a Commission Option other than what is selected below on a contract by contract basis by completing the section on the Commission Election form titled "Exception." Option 1 shall apply: if a Commission Option is not selected by the Broker-Dealer; in the event that the Broker-Dealer has approved more than one Commission Option and an application is received without a Commission Election form; a Commission Election form is submitted with an Option not approved by the Broker-Dealer; or an Exception Section of the Commission Election form is not signed by the Broker Dealer. If only one Commission Option is selected by the Broker-Dealer, that Option will always be invoked.

Please check one or more of the following Commission Options:

          OPTION NUMBER       OPTION DESCRIPTION
     / /       1.             5% of first $20,000 of premiums paid, 4% of the
                              next $30,000 of premiums paid, and 3.5% of such premiums paid over $50,000.

     / /       2.             3% of first $20,000 of premiums paid, 2.5% of
                              such premiums paid over $20,000 with an annual trail commission of .25% beginning in the 2nd year.

     / /       3.             1% of premiums paid plus a trail commission of
                              .50% beginning in the 2nd year.

Banded compensation will be processed on a calendar year basis, based upon aggregate premiums paid under the contract in that calendar year.

Trail commissions will be paid on the Contract Value on a calendar quarter basis on deposits held under the Contract for a year or more.

HO3272VA                                                                    4-97

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[ Phoenix logo goes here ]                          SCHEDULE A-2 (VARIABLE LIFE)
     Phoenix Home Life Mutual Insurance Company
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THE PHOENIX EDGE - INDIVIDUAL VARIABLE LIFE INSURANCE POLICIES (FORM 5000)
issued by the Phoenix Variable Universal Life Account of Phoenix Home Life
Mutual Insurance Company. PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment equal to 5% of premium payments made under The Phoenix Edge policies.

FLEX EDGE SUCCESS (FORM V603) AND FLEX EDGE (FORM 2667) - FLEXIBLE PREMIUM INDIVIDUAL VARIABLE LIFE INSURANCE POLICIES issued by the Phoenix Variable Universal Life Account of Phoenix Home Life Mutual Insurance Company. PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment equal to 50% of premium payments made under The Flex Edge policies, up to the commissionable premium amount, and 4% of such payments after the commissionable premium has been paid, in the first Policy Year. However, if the Broker-Dealer or a registered representative of the Broker-Dealer is a career producer of Phoenix Home Life Mutual Insurance Company, then PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment equal to 50% of premium payments made, up to the commissionable premium amount, and 5% of such payments after the commissionable premium has been paid, in the first Policy Year. Commissionable premium is the lesser of (1) the Policy's target premium and (2) the subsequent premium specified on the application.

ESTATE EDGE (FORM V604) - SECOND TO DIE VARIABLE UNIVERSAL LIFE INSURANCE POLICIES AND JOINT EDGE (FORM V601) - FLEXIBLE PREMIUM MULTIPLE VARIABLE LIFE INSURANCE POLICIES issued by the Phoenix Variable Universal Life Account of Phoenix Home Life Mutual Insurance Company. PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment equal to 50% of premium payments made under The Flex Edge policies, up to the commissionable premium amount, and 4% of such payments after the commissionable premium has been paid, in the first Policy Year. However, if the Broker-Dealer or a registered representative of the Broker-Dealer is a career producer of Phoenix Home Life Mutual Insurance Company, then PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment equal to 50% of premium payments made, up to the commissionable premium amount, and 5% of such payments after the commissionable premium has been paid, in the first Policy Year. Commissionable premium is the lesser of (1) the Policy's target premium and (2) the subsequent premium specified on the application.

HO3272VL                                                                    4-97

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{ Phoenix logo goes here ]                                            SCHEDULE B
     PHL Variable Life Insurance Company
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THE BIG EDGE CHOICE - INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT (FORM D601)
issued by the PHL Variable Accumulation Account of PHL Variable Insurance Company. PEPCO, as paying agent for PHL Variable Insurance Company, shall pay the Broker-Dealer a service payment from one of the three Commission Options available as described below. If more than one Commission Option is chosen, Broker-Dealer agrees that its representatives may select from the specified Commission Options at the time a contract is purchased. Once a Commission Option has been selected, it cannot be changed in the future. Broker-Dealer may also allow specified representatives to utilize a Commission Option other than what is selected below on a contract by contract basis by completing the section on the Commission Election form titled, "Exception." Option 1 shall apply: if a Commission Option is not selected by the Broker-Dealer; in the event that the Broker-Dealer has approved more than one Commission Option and an application is received without a Commission Election form; a Commission Election form is submitted with an Option not approved by the Broker-Dealer; or an Exception Section of the Commission Election form is not signed by the Broker-Dealer. If only one Commission Option is selected by the Broker-Dealer, that Commission Option will always be invoked.

Please check one or more of the following Commission Options:

          OPTION NUMBER       OPTION DESCRIPTION*

     / /       1.             5.75% of premiums paid plus an annual trail
                              commission of .25% of Contract Value beginning in the 8th year.**

     / /       2.             5% of premiums paid plus an annual trail
                              commission of .30% of Contract Value beginning the 2nd year and increasing to .50% beginning the 8th year.

     / /       3.             3% of premiums paid plus an annual trail
                              commission of .50% of Contract Value beginning the 2nd year and increasing to 1.00% beginning the 8th year.

Trail commissions will be paid on the Contract Value on a calendar quarter basis on deposits held under the Contract for a year or more.


* Sales of the contract to applicants over age 80 will be paid at 50% of the Commission Option selected. Trail commissions will be paid at the full percentage amounts listed.

** Former Option 1 which provided for the payment of 6% of premiums paid (no trail commission) has been discontinued. Broker-Dealers who had previously elected Option 1 will continue to be compensated under its terms.

HO3272B                                                                     4-97

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[ Phoenix logo goes here ]                                            SCHEDULE C
     Phoenix Home Life Mutual Insurance Company
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THE BIG EDGE CHOICE (NY) - INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACT (FORM
D602) issued by the Phoenix Home Life Variable Accumulation Account of Phoenix Home Life Mutual Insurance Company. PEPCO, as paying agent for Phoenix Home Life Mutual Insurance Company, shall pay the Broker-Dealer a service payment from one of the three Commission Options available as described below. If more than one Commission Option is chosen, Broker-Dealer agrees that its representatives may select from the specified Commission Options at the time a contract is purchased. Once a Commission Option has been selected, it cannot be changed in the future. Broker-Dealer may also allow specified representatives to utilize a Commission Option other than what is selected below on a contract by contract basis by completing the section on the Commission Election form titled, "Exception." Option 1 shall apply: if a Commission Option is not selected by the Broker-Dealer; in the event that the Broker-Dealer has approved more than one Commission Option and an application is received without a Commission Election form; a Commission Election form is submitted with an Option not approved by the Broker-Dealer; or an Exception Section of the Commission Election form is not signed by the Broker-Dealer. If only one Commission Option is selected by the Broker-Dealer, that Commission Option will always be invoked.

Please check one or more of the following Commission Options:

          OPTION NUMBER*      OPTION DESCRIPTION**

     / /       1.             5.75% of premiums paid plus an annual trail
                              commission of .25% of Contract Value beginning in the 8th year.

     / /       2.             5% of premiums paid plus an annual trail
                              commission of .20% of Contract Value beginning the 2nd year and increasing to .30% beginning the 8th year.

     / /       3.             3% of premiums paid plus an annual trail
                              commission of .35% of Contract Value beginning the 2nd year and increasing to .65% beginning the 8th year.

Trail commissions will be paid on the Contract Value on a calendar quarter basis on deposits held under the Contract for a year or more.


* Sales of the contract to applicants over age 80 will be paid at 50% of the Commission Option(s) chosen. Trail commissions will be paid at the full percentage amount as listed.

** Contingent upon your Representative's Commission Contract with Phoenix a different compensaiton schedule may apply.

HO3272E                                                                     4-97